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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Generation Income Properties, Inc., (the “Company”) was held at 10:00 AM Eastern Time on November 9, 2023, at 100 North Tampa Street, Suite 2650, Tampa, Florida 33602. At the Special Meeting, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company's common stock upon a potential redemption of shares of the Company's Series A Redeemable Preferred Stock. A total of 1,324,838 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting, representing approximately 50.58% of the Company’s common stock issued and outstanding and entitled to vote on the proposal presented at the Special Meeting as of the September 25, 2023 record date for the Special Meeting.

The below-described proposal (the “Nasdaq Proposal”) is described in detail in the Company’s definitive proxy statement, dated October 2, 2023, for the Special Meeting filed with the Securities and Exchange Commission. The voting results for the Nasdaq Proposal were as follows:

Proposal 1 – Approval, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon a potential redemption of shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,234,979	78,002	11,857	0

Accordingly, the Nasdaq Proposal was approved by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: November 9, 2023	By:	/s/ Allison Davies
Allison Davies
Chief Financial Officer